                                                                     EXHIBIT 1.6

 ______________________________________________________________________________
 ______________________________________________________________________________



                         CAPSTEAD MORTGAGE CORPORATION
                           (a Maryland corporation)


                               5,000,000 Shares
                        (Common Stock, $0.01 par value)
                                      and
                               2,000,000 Shares
   ($1.26 Cumulative Convertible Preferred Stock, Series B, $0.10 par value)


                             SALES AGENCY AGREEMENT
                             ----------------------



 ______________________________________________________________________________
 ______________________________________________________________________________



Dated:  August __, 1997

                               TABLE OF CONTENTS


SECTION 1.     Description of Securities.....................................  1

SECTION 2.     Sale and Delivery of Securities...............................  1

SECTION 3.     Representations and Warranties of the Company.................  3
     (i)       Compliance with Registration Requirements.....................  3
     (ii)      Conformity with Securities Act................................  4
     (iii)     Documents Incorporated by Reference...........................  5
     (iv)      Financial Statements..........................................  5
     (v)       No Material Adverse Change in Business........................  5
     (vi)      Good Standing and Due Qualification...........................  5
     (vii)     Good Standing of Subsidiaries.................................  6
     (viii)    Capitalization................................................  6
     (ix)      Absence of Proceedings........................................  6
     (x)       Accuracy of Exhibits..........................................  6
     (xi)      Due Authorization.............................................  7
     (xii)     Absence of Breach or Violation................................  7
     (xiii)    Title to Properties and Assets................................  7
     (xiv)     Possession of Intellectual Property...........................  8
     (xv)      Absence of Violations.........................................  8
     (xvi)     Qualification as a REIT.......................................  8
     (xvii)    Investment Company Act........................................  8

     (b)       Additional Certification......................................  8

SECTION 4.     Covenants of the Company......................................  8
     (a)       Compliance with Securities Regulations and Commission Requests  9
     (b)       Prompt Notice of Stop Order...................................  9
     (c)       Continued Compliance with Securities Laws.....................  9
     (d)       Blue Sky Qualification........................................ 10
     (e)       Delivery of Registration Statement............................ 10
     (f)       Availability of Earnings Statement............................ 10
     (g)       Payment of Expenses........................................... 10
     (h)       Application of Net Proceeds................................... 10
     (i)       Notice and Suspension of Program.............................. 10
     (j)       Continuing Obligation to Advise Agent......................... 11
     (k)       Consent to Agent's Trading.................................... 11

SECTION 5.     Conditions of Agent's Obligations............................. 11
     (a)       Effectiveness of Registration Statement....................... 11
     (b)       Absence of Untrue Statement or Omission of Material Fact...... 11
     (c)       Absence of Material Adverse Change............................ 12
     (d)       Receipt of Opinion of Company Counsel......................... 12
     (e)       Opinion of Maryland Counsel................................... 12

     (f)       Opinion of Counsel to the Agent............................... 12
     (g)       Receipt of Auditors' Letter................................... 12
     (h)       Receipt of Company Certificate................................ 12
     (i)       Further Information, Certificates and Documents............... 13

SECTION 6.     Additional Covenants of the Company........................... 13
     (a)       Reaffirmation of Representations and Warranties............... 13
     (b)       Subsequent Delivery of Certificates........................... 13
     (c)       Subsequent Delivery of Opinions............................... 14
     (d)       Subsequent Delivery of Auditor's Letter....................... 14

SECTION 7.     Indemnification............................................... 15
     (a)       Indemnification of the Agent.................................. 15
     (b)       Indemnification of Company, Directors and Officers............ 16
     (c)       Actions Against Parties; Notification......................... 16
     (d)       Settlement without Consent if Failure to Reimburse............ 16

SECTION 8.     Contribution.................................................. 17

SECTION 9.     Representations and Agreements to Survive Delivery............ 18

SECTION 10.    Termination................................................... 18

SECTION 11.    Notices....................................................... 19

SECTION 12.    Parties....................................................... 20

SECTION 13.    Entire Agreement.............................................. 20

SECTION 14.    Effect of Headings............................................ 20

SECTION 15.    GOVERNING LAW; FORUM.......................................... 20

SECTION 16.    Counterparts.................................................. 20

     Exhibit A-Form of Opinion of Counsel....................................A-1
     Exhibit B-Form of Opinion of Maryland Counsel...........................B-1
     Schedule 3.7

                         CAPSTEAD MORTGAGE CORPORATION

                               5,000,000 SHARES
                        (COMMON STOCK, $0.01 PAR VALUE)
                                      AND
                               2,000,000 SHARES
   ($1.26 CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES B, $0.10 PAR VALUE)


                            SALES AGENCY AGREEMENT


                                                                  August__, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
North Tower
World Financial Center
New York, New York  10281-1209



Ladies and Gentlemen:

     Capstead Mortgage Corporation, a Maryland corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Agent"), with respect to the issue and sale by the Company of its securities as follows:

     SECTION 1.  Description of Securities.  The Company proposes to issue and
                 -------------------------
sell through the Agent, as non-exclusive sales agent, up to 5,000,000 shares (the "Common Stock Maximum Amount") of common stock, par value $0.01 per share (the "Common Stock") and 2,000,000 shares (the "Preferred Stock Maximum Amount" and, together with the Common Stock Maximum Amount, the "Maximum Amount") of $1.26 Cumulative Convertible Preferred Stock, Series B, par value $0.10 per share (the "Preferred Stock" and together with the Common Stock, the "Stock"), on the terms set forth in Section 2 hereof. [The Maximum Amount may be changed from time to time by mutual agreement of the parties hereto.]

     SECTION 2.  Sale and Delivery of Securities.  On the basis of the
                 -------------------------------
representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent, as non-exclusive sales agent, and the Agent agrees to sell, as non-exclusive sales agent for the Company, on a reasonable efforts basis, up to the Common Stock Maximum Amount and the Preferred Stock Maximum Amount on the terms set forth herein. The Stock, up to the Maximum Amount, is to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent.
The

Company will designate the maximum number of shares of Common Stock and Preferred Stock to be sold by the Agent daily (collectively, the Common Stock and Preferred Stock so designated are referred to herein as the "Shares"). Subject to the terms and conditions hereof, the Agent shall use its reasonable efforts to sell all of the designated Shares up to the Maximum Amount.

     Notwithstanding the foregoing the Company may instruct the Agent by telephone (confirmed promptly by telecopy) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of the Shares; provided, however, that such suspension or termination
                        --------  -------
shall not affect or impair the parties' respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

     If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"), are not satisfied with respect to either the Common Stock or the Preferred Stock, the number of Shares of Common Stock and Preferred Stock, respectively, that may be sold on any day shall not exceed 10% of the average daily trading volume of the Common Stock or Preferred Stock, as the case may be, for the sixty days prior to such day. Unless otherwise agreed by the Company and the Agent, the Agent shall sell the Shares only by means of ordinary brokers' transactions on the New York Stock Exchange (the "NYSE"). Unless otherwise agreed to by the Company and the Agent, the Agent shall not solicit or arrange for the solicitation of customer's orders in anticipation of or in connection with such transactions, nor shall it sell short as principal shares of Stock of the Company, except in connection with customary market making activities in the Company's outstanding securities. The Agent shall not engage in any special selling efforts or selling methods relating to the Shares within the meaning of Rule 100 of Regulation M under the Exchange Act. The Agent shall calculate on a weekly basis the average daily trading volume of each of the Common Stock and Preferred Stock.

     The compensation to the Agent for sales of Shares shall be __% of the gross sales price of the Shares sold, in the form of a commission. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the "Net Proceeds").

     The Agent shall provide written confirmation to the Company following the close of trading on the NYSE each day setting forth the number of shares of Common Stock and Preferred Stock, respectively, sold on such day, the Net Proceeds to the Company, and the compensation payable by the Company to the Agent with respect to such sales.

     Settlement for sales of Shares will occur on the third business day following the date on which such sales are made (each such day, a "Settlement Date"). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the

Company to the Agent against payment of the Net Proceeds for the sale of such Shares. Settlement for all Shares shall be effected by free delivery of Shares to the Agent's account at The Depository Trust Corporation in return for payments in same day funds delivered to the account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and
(ii) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver proceeds on any Settlement Date for Shares delivered by the Company, the Agent will pay the Company interest based on the effective overnight Federal Funds rate.

     At each Representation Date (as defined below), the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement, and on each Filing Date (as defined below), the Company shall affirm in writing each representation, warranty, covenant and other agreement contained in this Agreement. The Company covenants and agrees with the Agent that on or prior to the second business day after the end of each calendar week (each such week a "Reporting Period"), the Company will file a prospectus supplement under the applicable paragraph of Rule 424(b) (each a "Filing Date"), which prospectus supplement will set forth, with regard to such Reporting Period, the dates included within the Reporting Period, the number of shares of Common Stock and Preferred Stock, respectively, sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to sales of Common Stock and Preferred Stock, respectively (all as provided in writing by the Agent for inclusion in each such prospectus supplement). Any obligation of the Agent to use its reasonable efforts to sell the Shares shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in this Agreement.

     SECTION 3.  Representations and Warranties of the Company.  (a)  The
                 ---------------------------------------------
Company represents and warrants to, and agrees with, the Agent that as of the date hereof, as of each date of sale of Shares and as of each Settlement Date and Filing Date, and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a "Representation Date"), as follows:

          (i) Compliance with Registration Requirements.  The Company meets the
              -----------------------------------------
     requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and the rules and regulations thereunder ("Rules and Regulations"). A registration statement (as amended through the date hereof) on Form S-3 (Registration No. 333-26865) with respect to, among other securities, the Stock, including a form of prospectus (as amended and supplemented through the date hereof), has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and filed under the Act and has become effective and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and any request on the part of the Securities and Exchange Commission (the

     "Commission") for additional information has been complied with. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered to the Agent. Such registration statement, as amended by each post-effective amendment thereto, if any, is referred to herein as the "Registration Statement" and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          (ii) Conformity with Securities Act.  Each part of the Registration
               ------------------------------
     Statement, when such part became or becomes effective and at each Representation Date, and the Prospectus, on the date of filing thereof with the Commission and at each Representation Date, conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective and at each Representation Date, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; and the Prospectus, on the date of filing thereof with the Commission and at each Representation Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Agent, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Rules and Regulations, and the Registration Statement, each preliminary prospectus, the Prospectus and each amendment or supplement thereto delivered to the Agent for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (iii)  Documents Incorporated by Reference.  The documents
                 -----------------------------------
     incorporated by reference in the Registration Statement and the Prospectus, when they became or become effective under the Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and, when read together with the other information in the Registration Statement and the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at each Representation Date, did not and will not contain an untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iv)   Financial Statements.  The financial statements of the Company
                 --------------------
     and its subsidiaries, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition and the results of operations and cash flows of the Company and its subsidiaries as of the dates indicated or for the periods therein specified and were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Act and the Rules and Regulations.

          (v) No Material Adverse Change in Business.  Since the respective
              --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby,
     (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) Good Standing and Due Qualification.  The Company has been duly
               -----------------------------------
     incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated in this Agreement, the Registration Statement and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

          (vii)  Good Standing of Subsidiaries.  Each significant subsidiary (as
                 -----------------------------
     defined in Section 1-02 of Regulation S-X) (each, a "Significant Subsidiary") of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect on the Company; and all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and (except as set forth in Schedule 3.7 hereto or as otherwise stated in the Registration Statement) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The Significant Subsidiaries of the Company are set forth in
     Schedule 3.7.

          (viii)  Capitalization.  The outstanding shares of capital stock of
                  --------------
     the Company and the Stock have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and nonassessable and conform, or when so issued will conform, to the description thereof in the Prospectus. Upon issuance and delivery of the Preferred Stock as contemplated by this Agreement, the Preferred Stock will be convertible, at the option of the holder thereof, into Common Stock.
     The shares of Common Stock issuable upon conversion have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares of Common Stock, when issued upon such conversion will be validly issued, fully paid and non assessable. The stockholders of the Company have no preemptive rights with respect to the Stock or the shares of Common Stock issuable upon conversion of the Preferred Stock.

          (ix) Absence of Proceedings.  Except as set forth in the Registration
               ----------------------
     Statement and the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that could reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof considered as a whole.

          (x) Accuracy of Exhibits.  There are no contracts or documents of the
              --------------------
     Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

          (xi) Due Authorization.  All necessary action has been duly and
               -----------------
     validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (xii)  Absence of Breach or Violation.  The performance of this
                 ------------------------------
     Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of the property of the Company or any of its subsidiaries is subject, except for such breaches or defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or materially affect the Company's ability to perform its obligations under this Agreement, nor will such action result in the violation of the Company's charter or by-laws, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by state securities or blue sky laws.

          (xiii)  Title to Properties and Assets.  Each of the Company and its
                  ------------------------------
     subsidiaries has (i) good and indefeasible title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business, condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise,
     (ii) peaceful and undisturbed possession under all material leases to which it is party as lessee, (iii) all governmental or regulatory licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to engage in the business currently conducted by it, except such as are not material to the business, condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right and (v) not received any notice of and has no reason to believe that any governmental body or agency is considering enacting, amending or repealing any statute, law, ordinance or regulation required to be described in the Registration Statement and Prospectus that is not so described as required. All material leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred and is continuing thereunder, and, to the best knowledge of the Company, no material defaults by the landlord are existing under any such leases.

          (xiv)  Possession of Intellectual Property.  Each of the Company and
                 -----------------------------------
     its subsidiaries owns or possesses all of the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, if singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result a Material Effect.

          (xv) Absence of Violations.  The Company and its subsidiaries have not
               ---------------------
     violated and are in compliance in all material respects with all material laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, including, without limitation, environmental laws. Neither the Company nor any of its subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and the Company is not aware of any existing circumstances which are likely to result in material violations of any of the foregoing.

          (xvi)  Qualification as a REIT.  The Company and its qualified real
                 -----------------------
     estate investment trust subsidiaries are organized in conformity with the requirements for qualification as, and operate in a manner that qualifies them as, a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder and will be so qualified after consummation of the transactions contemplated by this Agreement.

          (xvii)  Investment Company Act.  The Company is not, and upon the
                  ----------------------
     issuance and sale of the Stock as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").


          (b) Additional Certification.  Any certificate signed by any officer
              ------------------------
of the Company or any of its subsidiaries and delivered to the Agent or to counsel for the Agent in connection with an offering of Shares shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

          SECTION 4.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees with the Agent that:

          (a) Compliance with Securities Regulations and Commission Requests.
              --------------------------------------------------------------
During the period in which a prospectus relating to the Shares is required to be delivered under the Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Agent's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent's reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by the Agent; the Company will not file any amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement) unless a copy thereof has been submitted to the Agent a reasonable period of time before the filing and the Agent has not reasonably objected thereto; and it will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

          (b) Prompt Notice of Stop Order.  The Company will advise the Agent,
              ---------------------------
promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use every reasonable effort to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

          (c) Continued Compliance with Securities Laws.  Within the time during
              -----------------------------------------
which a prospectus relating to the Shares is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Agent to suspend the offering of Shares during such period and the Company will amend or supplement the Registration Statement or Prospectus (at the expense of the Company, unless the misstatements or omissions in question were made solely in reliance on written information furnished to the Company by the Agent expressly for use in the Registration Statement or Prospectus in which case such amendment or supplement shall be at the expense of the Agent) so as to correct such statement or omission or effect such compliance.

          (d) Blue Sky Qualification.  The Company will use its best efforts to
              ----------------------
qualify the Shares for sale under the securities laws of such jurisdictions as the Agent designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

          (e) Delivery of Registration Statement.  The Company will furnish to
              ----------------------------------
the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Agent may from time to time reasonably request and will also furnish copies of the Prospectus to the NYSE in accordance with Rule 153 of the Rules and Regulations.

          (f) Availability of Earnings Statement.  The Company will make
              ----------------------------------
generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

          (g) Payment of Expenses.  The Company, whether or not the transactions
              -------------------
contemplated hereunder are consummated or this Agreement is terminated, will pay all of its expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to transactions contemplated by this Agreement and any blue sky fees) and will pay the expenses of printing all documents relating to the offering and the fees and disbursements of counsel to the Agent incurred in connection with the establishment of the structured equity shelf program established by this Agreement. The Agent will pay its own out-of-pocket costs and expenses incurred in connection with the entering into of this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses, other than the fees and disbursements of its legal counsel being paid by the Company as provided above.

          (h) Application of Net Proceeds.  The Company will apply the net
              ---------------------------
proceeds from the sale of the Shares as set forth in the Prospectus.

          (i) Notice and Suspension of Program.  The Company will not, directly
              --------------------------------
or indirectly, offer or sell any shares of Common Stock or Preferred Stock (other than the Shares) or securities convertible into or exchangeable for, or any rights to purchase or acquire,

Common Stock or Preferred Stock during the period from the date of this Agreement through the final Settlement Date for the sale of Shares hereunder without (a) giving the Agent at least three business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (b) suspending activity under this program for such period of time as may reasonably be determined by agreement of the Company and the Agent; provided,
                                                                    --------
however, that no such notice and suspension shall be required in connection
--------
with the Company's issuance or sale of (i) shares of Common Stock pursuant to the Sales Agency Agreement dated as of December 6, 1995, by and between the Company and PaineWebber Incorporated ("PaineWebber"), as the same has been or may be amended, (ii) shares of Preferred Stock pursuant to the Sales Agency Agreement dated as of September 17, 1996, by and between the Company and PaineWebber, as the same has been or may be amended, (iii) shares of Common Stock pursuant to any employee or director stock option or benefits plan, stock ownership plan, dividend reinvestment plan or Stockholder Investment Program of the Company now in effect as such plans may be amended from time to time, and
(iv) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof.

          (j) Continuing Obligation to Advise Agent.  The Company will, at any
              -------------------------------------
time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Section 5 herein.

          (k) Consent to Agent's Trading.  The Agent may trade in the Company's
              --------------------------
Stock for its own account on the same side of the market and at the same time as the Company's sales pursuant to this Agreement.

          SECTION 5.  Conditions of Agent's Obligations.  The obligations of the
                      ---------------------------------
Agent to sell the Shares as provided herein shall be subject to the accuracy, as of each Representation Date, of the representations and warranties of the Company herein contained or in any certificate of an officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) Effectiveness of Registration Statement.  No stop order suspending
              ---------------------------------------
the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Agent's satisfaction.

          (b) Absence of Untrue Statement or Omission of Material Fact.  The
              --------------------------------------------------------
Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent's reasonable opinion is material, or omits to state a fact that in the Agent's reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) Absence of Material Adverse Change.  Except as contemplated in the
              ----------------------------------
Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, on a consolidated basis, in the capital stock of the Company and its subsidiaries, or any development that may be reasonably expected to result in a Material Adverse Effect or any change in the rating assigned to any securities of the Company.

          (d) Receipt of Opinion of Company Counsel.  On the date hereof, the
              -------------------------------------
Agent shall have received the favorable opinion of Andrews & Kurth L.L.P., or other counsel satisfactory to the Agent, dated as of the date hereof, in form and substance satisfactory to counsel for the Agent, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Agent may reasonably request.

          (e) Opinion of Maryland Counsel.  On the date hereof, the Agent shall
              ---------------------------
have received the favorable opinion of Piper & Marbury L.L.P., Maryland counsel, or other counsel satisfactory to the Agent, dated as of the date hereof, in form and substance satisfactory to the Agent to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Agent may reasonably request.

          (f) Opinion of Counsel to the Agent.  On the date hereof, the Agent
              -------------------------------
shall have received the favorable opinion, dated as of the date hereof, of Brown & Wood llp, counsel for the Agent. In giving such opinion, such counsel may rely, as to all matters of Maryland law, upon the opinion of Piper & Marbury L.L.P.

          (g) Receipt of Auditors' Letter.  On the date hereof, the Agent shall
              ---------------------------
have received from Ernst & Young LLP, independent public accountants for the Company, or other independent accountants satisfactory to the Agent, a letter dated the date hereof, in form and substance satisfactory to the Agent, and to such further effect as counsel to the Agent may reasonably request, and containing statements and information of the type ordinarily included in accountants' "comfort letters" to agents with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (h) Receipt of Company Certificate.  The Agent shall have received
              ------------------------------
from the Company a certificate, or certificates, signed by the Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer of the Company, dated as of the date hereof, to the effect that:

              (i) The representations and warranties of the Company in this Agreement are true and correct, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof.

              (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officers after due inquiry, is threatened, by the Commission;

              (iii) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change, on a consolidated basis, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

     (i) Further Information, Certificates and Documents.  As of the date
         -----------------------------------------------
hereof, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Stock as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent. The Company will furnish the Agent with such conformed copies of opinions, certificates, letters and other documents as the Agent shall reasonably request.

     SECTION 6.  Additional Covenants of the Company.  The Company further
                 -----------------------------------
covenants and agrees with the Agent that:

     (a) Reaffirmation of Representations and Warranties.  Each acceptance by
         -----------------------------------------------
the Company of an offer for the purchase of Shares, and each delivery of Shares, shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate theretofore delivered to the Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent of the Shares relating to such acceptance as though made at and as of each such time.

     (b) Subsequent Delivery of Certificates.  Each time that (i) the
         -----------------------------------
Registration Statement or the Prospectus shall be amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that contains solely the information set forth in the final paragraph of Section 2 of this Agreement) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company shall furnish or cause to be furnished to the Agent forthwith a certificate dated the date of filing with the Commission of such amendment, supplement or other document, the date of effectiveness of amendment, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(h) hereof which were last furnished to the Agent are true and correct at the time of such amendment, supplement, filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(h), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     In addition, on each Filing Date, the Company shall furnish or cause to be furnished to the Agent a certificate dated such date, of the same tenor as the certificate referred to in Section 5(h) hereof, modified as necessary to relate to the Registration Statement and Prospectus as amended and supplemented to such date, and to the further effect that:

              (i) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

              (ii) The Shares to be sold on that date have been duly and validly authorized by the Company and all corporate action required to be taken for the authorization, issuance and sale of the Shares on that date has been validly and sufficiently taken.

     (c) Subsequent Delivery of Opinions.  Each time that (i) the Registration
         -------------------------------
Statement or the Prospectus is amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that contains solely the information set forth in the final paragraph of Section 2 of this Agreement) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent (1) a written opinion of Andrews & Kurth L.L.P., counsel to the Company, or other counsel satisfactory to the Agent, dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in Section 5(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and (2) a written opinion of Piper & Marbury L.L.P., Maryland counsel to the Company, or other counsel satisfactory to the Agent, dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in
Section 5(e) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

     (d) Subsequent Delivery of Auditor's Letter.  Each time that the
         ---------------------------------------
Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information, the Company shall cause Ernst & Young LLP, or other independent accountants satisfactory to the Agent, forthwith to furnish the Agent a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Agent, of the same tenor as the letter referred to in Section 5(g) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

     SECTION 7.  Indemnification.
                 ---------------

     (a) Indemnification of the Agent.  The Company agrees to indemnify and hold
         ----------------------------
harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability,
--------  -------
claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue state ment or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement or any preliminary prospectus or the Prospectus.

     (b) Indemnification of Company, Directors and Officers.  The Agent agrees
         --------------------------------------------------
to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any preliminary prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement or such preliminary prospectus or the Prospectus.

     (c) Actions Against Parties; Notification.  Each indemnified party shall
         -------------------------------------
give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) hereof, counsel to the indemnified parties shall be selected by the Agent and, in the case of parties indemnified pursuant to Section 7(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided,
                                                                  --------
however, that counsel to the indemnifying party shall not (except with the
-------
consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse.  If at any time an
         --------------------------------------------------
indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least forty-five (45) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 8.  Contribution.
                 ------------

     If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Shares that was the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Agent on the other hand in connection with the offering of the Shares that was the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Shares (before deducting expenses) received by the Company and the total compensation (before deducting expenses) received by the Agent from the sale of Shares on behalf of the Company bears to the aggregate initial offering price of such Shares.

     The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 8, the Agent shall not be required to contribute any amount in excess of the amount by which the total [discount or] commission received in connection with the offering of the Shares that was the subject of the claim for indemnification exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8, each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

     SECTION 9.  Representations and Agreements to Survive Delivery.  All
                 --------------------------------------------------
representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling person of the Agent, or by or on behalf of the Company, and shall survive delivery of and payment for the Shares.

     SECTION 10.  Termination.  (a)  The Agent shall have the right by giving
                  -----------
notice as hereinafter specified at any time at or prior to any Settlement Date, to terminate this Agreement if (i) there has been, since the respective dates as of which information is given in the Prospectus, any material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs, or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the Company shall have failed, refused or been unable, at or prior to the Settlement Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of the Agent's obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Stock on the NYSE, or any setting of minimum prices for trading of the Stock on such exchange, shall have occurred, or if trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the NYSE or by order of the Commission or any other governmental authority, (v) any banking moratorium shall have been declared by Federal or New York authorities or (vi) there has occurred any material adverse change in the financial markets in the United States, an outbreak or escalation of hostilities or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares to be sold by the Agent on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 7, Section 8 and Section 9 hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section, the Agent shall provide the required notice as specified herein.

     (b) The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion on the first anniversary of the date of this Agreement. At any time after the first anniversary of the date of this Agreement, the Company shall have the right, by giving thirty (30) days prior written notice as hereinafter specified, to terminate this Agreement in its sole discretion. Any such termination shall be without liability of any party to any other party except that the provisions of
Section 4(g), Section 7, Section 8 and Section 9 hereof shall remain in full force and effect notwithstanding such termination.

     (c) The Agent shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the first anniversary of the date of this Agreement by giving thirty (30) days prior written notice as hereinafter specified. Any such termination shall be without liability of any party to any other party except that the provisions of
Section 4(g), Section 7, Section 8 and Section 9 hereof shall remain in full force and effect notwithstanding such termination.

     (d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 10(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4(g), Section 7, Section 8 and Section 9 shall remain in full force and effect.

     (e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall
                                         --------
not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any Shares, subject to Section 10(a) above, such Shares shall settle in accordance with the provisions of
Section 2 hereof.

     SECTION 11.  Notices.  All notices or communications hereunder shall be in
                  -------
writing and if sent to the Agent shall be mailed, delivered, telexed or telecopied and confirmed to the Agent at Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York,
Attention: _____________, telecopy No. [212-449-2234] or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 2711 North Haskell Avenue, Suite 900, Dallas, Texas 75204, telecopy no. (214) 874-2398, Attention: Andrew F. Jacobs. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     SECTION 12.  Parties.  This Agreement shall inure to the benefit of and be
                  -------
binding upon the Company and the Agent and their respective successors and the controlling persons, officers and directors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

     SECTION 13.  Entire Agreement.  This Agreement constitutes the entire
                  ----------------
agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

     SECTION 14.  Effect of Headings.  The Article and Section headings herein
                  ------------------
are for convenience only and shall not affect the construction hereof.

     SECTION 15.  GOVERNING LAW; FORUM.  THIS AGREEMENT AND ALL THE RIGHTS AND
                  --------------------
OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 16.  Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.

                              Very truly yours,

                              CAPSTEAD MORTGAGE CORPORATION


                              By:
                                 ----------------------------------
                                Name:
                                Title:



CONFIRMED AND ACCEPTED as of
the date first above written

MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED


By:
   --------------------------------------
   Authorized Signatory



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